                                  Exhibit 23.2


                               CONSENT OF COUNSEL

                                  Exhibit 23.2


                               CONSENT OF COUNSEL




Avitar, Inc.

We hereby consent to the filing as an exhibit to this Registration Statement of our opinion dated December 16, 1996, relating to the validity of the Common Stock being offered pursuant to the Prospectus constituting a part of this Registration Statement.

In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.




DOLGENOS NEWMAN & CRONIN LLP

By:/S/EUGENE M. CRONIN


New York, New York
December 16, 1996


                                       17